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                                                                    EXHIBIT 7(2)

                            STOCK PURCHASE AGREEMENT

                             DATED NOVEMBER 1, 1999


                                     BETWEEN

                           EPOCH PHARMACEUTICALS, INC.


                                       AND

                             THE INVESTORS LISTED ON

                                SCHEDULE A HERETO

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                           EPOCH PHARMACEUTICALS, INC.

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 1st day of November, 1999, by and between Epoch Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the persons or entities listed on Schedule A attached hereto (individually, an "Investor" and collectively, the "Investors").

     WHEREAS, the Company and Investors wish to enter into this Agreement to set forth the terms of Investors' purchase of Common Stock from the Company.

     NOW THEREFORE, BE IT RESOLVED, that the parties hereto, intending to be legally bound, hereby agree as follows:

1.   PURCHASE AND SALE OF COMMON STOCK.

     1.1 SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, each Investor agrees to purchase, and the Company agrees to sell and issue to each Investor, at the Initial Closing and the Second Closing (collectively, the "Closings," defined in Section 1.2(a) below), that number of shares of the Company's Common Stock set forth opposite such Investor's name on Schedule A (the "Shares") for the purchase price set forth thereon, which shall not be less than $2.50 per share.

     1.2  CLOSINGS.

          (a) Initial Closing. Subject to the satisfaction or waiver of the conditions set forth in Sections 4 and 5 hereof, the purchase and sale of 2,080,000 of the Shares to the Investors shall take place at the offices of Stradling Yocca Carlson & Rauth, a Professional Corporation, 660 Newport Center Drive, Suite 1600, Newport Beach, California, at 10:00 a.m., on November 1, 1999, or at such other time and place as the Company and Investors mutually agree upon, either orally or in writing (which time and place is designated as the "Initial Closing").

          (b) Second Closing. Subject to the satisfaction or waiver of the conditions set forth in Sections 4 and 5 hereof, the purchase and sale of up to 1,320,000 of the Shares to the Investors shall take place at the offices of Stradling Yocca Carlson & Rauth, a Professional Corporation, 660 Newport Center Drive, Suite 1600, Newport Beach, California, at 10:00 a.m., on November 15, 1999, or at such other time and place as the Company and Investors mutually agree upon, either orally or in writing (which time and place is designated as the "Second Closing"), but in no event later than forty-five (45) days after the date of the Initial Closing.

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          (c)  Subject to the terms of this Agreement, at the Closings, the
Company shall deliver to each Investor a certificate representing that number of Shares set forth opposite such Investor's name on Schedule A, against payment of the purchase price therefor by check, wire transfer, evidence of the cancellation of debt, or evidence of the cancellation of certain prepayments, as set forth on Schedule A.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Except as disclosed in the Schedules attached hereto by reference to the specific Section or Sections hereof to which the disclosure pertains, the Company represents and warrants to the Investors as follows:

     2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities and of its properties makes such qualification necessary, except where failure to so qualify would not have a material adverse effect upon the Company.

     2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.01 par value, and 10,000,000 shares of Preferred Stock, $.01 par value. As of October 22, 1999, there were issued and outstanding 15,132,669 shares of Common Stock and no shares of Preferred Stock. Immediately following the Closings all issued and outstanding shares of the Company's capital stock will have been duly authorized, validly issued, fully paid and non-assessable and issued in compliance with federal and state securities laws. The Company has reserved (a) an aggregate of 1,301,812 shares of Common Stock for issuance upon the exercise of certain warrants at an exercise price of $2.50 per share (the "Exchange Warrants"), (b) an aggregate of 2,500,000 shares of Common Stock for issuance upon the exercise of certain other warrants at an exercise price of $2.50 per share (the "Private Placement Warrants"), (c) an aggregate of 3,796,963 shares of Common Stock for issuance upon the exercise of certain other warrants at an exercise price ranging from $.30 to $9.21 per share (the "Other Warrants"), and (d) an aggregate of 1,936,470 shares of Common Stock for issuance pursuant to the Company's Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plans, of which 1,623,269 shares are subject to currently outstanding options. Except as set forth in the immediately preceding sentence, none of the Common Stock is subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exercisable or exchangeable for Common Stock. Except as set forth on Schedule 2.2 attached hereto, there are no

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agreements or arrangements pursuant to which the Company is or could be required to register shares of the Company's capital stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), or other agreements or arrangements (including voting agreements) with or, to the knowledge of the Company, among any security holders of the Company with respect to any securities of the Company.

     2.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of the Company's obligations hereunder and the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closings. This Agreement when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions in Section 6.5 below may be limited by applicable federal or state securities law.

     2.4 VALID ISSUANCE OF THE SHARES; COMPLIANCE WITH SECURITIES LAWS. When issued, sold and delivered in compliance with the provisions of this Agreement and the Company's certificate of incorporation, the Shares will be duly and validly issued, fully paid and nonassessable and will be free of any liens, encumbrances, and restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws. Assuming the accuracy of the representations and warranties of the Investors set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and have been registered or qualified (or are exempt from registration or qualification) under the registration, permit, or qualification requirements under all applicable state securities laws.

     2.5 GOVERNMENTAL CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closings, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closings, which notices will be filed by the Company on a timely basis.

     2.6 SEC FILINGS. The Company has filed with the Securities and Exchange Commission (the "SEC") all reports, schedules, forms, statements and other documents required pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 1998 (collectively, and in each case

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including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. As of their respective dates, (i) none of the SEC Documents (including any and all financial statements included therein) filed pursuant to the Securities Act or any rule or regulation thereunder contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) none of the SEC Documents (including any and all financial statements included therein) filed pursuant to the Exchange Act or any rule or regulation thereunder contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in all SEC Documents filed since January 1, 1998 (the "SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). The SEC Financial Statements fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal recurring audit adjustments). The Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of the Company or in the notes thereto, except (i) liabilities reflected in the consolidated unaudited balance sheet of the Company as of December 31, 1998 or the notes thereto (subject to ordinary year-end adjustments), (ii) liabilities disclosed in any SEC Documents filed by the Company prior to the date of this Agreement with respect to any period ending, or date occurring, after December 31, 1998, and (iii) liabilities incurred since December 31, 1998 in the ordinary course of business consistent with past practice.

     2.7 FULL DISCLOSURE. The Company has provided Investors with all the information that Investors have requested for deciding whether to purchase the Shares. Neither this Agreement nor the representations and warranties contained herein, nor any

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other written statements or certificates made or delivered in connection herewith, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     2.8  ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on Schedule
2.8 attached hereto, since December 31, 1998, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) since December 31, 1998, any condition, event or occurrence which has had a material adverse effect on the business, properties, financial condition or results of operations of the Company (a "Material Adverse Effect"); (ii) since December 31, 1998, any condition, event or occurrence which as of the date of this Agreement, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company; or (iii) since December 31, 1998, any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

     2.9 LITIGATION. Except as disclosed on Schedule 2.9 attached hereto, there is (a) no suit, action, arbitration or proceeding pending, and (b) to the knowledge of the Company, no suit, action, arbitration or proceeding threatened against or investigation pending with respect to the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, nor is there any judgment, decree, citation, injunction, rule or order of any court or administrative or governmental body or agency (a "Governmental Entity") or arbitrator outstanding against the Company which, individually or in the aggregate, has or could reasonably be expected to have, any such effect.

     2.10 NO CONFLICTS OR DEFAULTS. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not (a) contravene the certificate of incorporation or by-laws of the Company or (b) with or without the giving of notice or the passage of time,
(i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company or any of its assets is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company or any of its assets is subject, or
(ii) result in the creation of, or give any party the right to create, any lien, charge, security interest, encumbrance or any other right or adverse interest upon any of the capital stock or assets of the Company.

     2.11 COMPLIANCE WITH LAWS. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental entities which are material to the operation of the businesses of the Company (the "Company Permits").

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The Company is in compliance with the terms of the Company Permits, except where the failure so to comply, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company. The businesses of the Company are not being conducted in violation of any law (domestic or foreign), ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

3.   REPRESENTATIONS AND WARRANTIES OF INVESTORS.

     Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

     3.1 LEGAL POWER. Investor has the power and authority to enter into this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

     3.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by Investor, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding obligation of Investor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions in
Section 6.5 below may be limited by applicable federal or state securities law.

     3.3 INFORMATION. Investor believes that it, or its representatives, have received all information Investor considers necessary for evaluating the risks and merits of acquiring the Shares. Investor further represents that Investor has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

     3.4  INVESTMENT REPRESENTATIONS.

          (a) Investor is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

          (b) Investor understands that (i) the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, that the securities

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are "restricted securities" and the Investor must hold the Shares indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) each certificate representing the Shares will be endorsed with the following legend:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT."

and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made pursuant to SEC Rule 144 and the Investor provides the Company with evidence reasonably satisfactory to the Company and its counsel that the proposed transaction satisfies the requirements of Rule 144. The Company agrees to remove the foregoing legend from any securities if the requirements of SEC Rule 144(k) (or any successor rule or regulation) apply with respect to such securities and the Company and its counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144(k) apply.

          (c) Investor has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by such media.

          (d) Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquisition of the Shares and of making an informed investment decision with respect thereto.

          (e) Investor's principal place of business or address is as set forth on the signature page hereto, and, if it is an individual, it does not reside in any state of the United States other than the state, if any, specified in its address on the signature page.

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          (f)  Investor acknowledges that an investment in the Shares is speculative and involves a high degree of risk of loss of all or part of Investor's investment therein.

          (g) Investor understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for exemption of the sale of the Shares under the Securities Act, under the securities laws of all applicable states and for other purposes. In the event any of such representations and warranties become inaccurate or untrue prior to the Closings, the Investor will promptly notify the Company.

          (h) Investor was not formed for the specific purpose of acquiring the Shares.

     3.5 FURTHER REPRESENTATIONS BY FOREIGN INVESTORS. If Investor is not a U.S. person or entity such Investor hereby represents that it is satisfied as to the full observance of the laws of such Investor's jurisdiction in connection with the purchase of the Shares or any use of this Agreement, including (i) the legal requirements with such Investor's jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Such Investor's purchase of and payment for, and such Investor's continued beneficial ownership of, the Shares will not violate any applicable securities or other laws of such Investor's jurisdiction.

4.   CONDITIONS OF THE INVESTORS' OBLIGATIONS AT CLOSINGS.

     The obligations of Investors under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closings of each of the following conditions, the waiver of which shall not be effective against Investors unless consented to by Investors in writing thereto:

     4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closings, except those representations and warranties qualified by materiality, which shall be true and correct in all respects, with the same force and effect as though such representations and warranties had been made on and as of the Closings.

     4.2 PERFORMANCE OF OBLIGATIONS. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained herein that are required to be performed or complied with by it on or prior to the Closings.

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     4.3  COMPLIANCE CERTIFICATE. The Company shall deliver to Investors at the
Closings a Certificate, executed by the President of the Company, certifying that the conditions specified in subsections 4.1 and 4.2 have been fulfilled.

     4.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States, of any state or any foreign country that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closings. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, the California Commissioner of Corporations, or any commissioner of corporations or similar officer of any other state or foreign country having jurisdiction over this transaction. At the time of the Closings, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Investor and the Company are subject.

     4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closings and all documents and instruments incident thereto shall be reasonably satisfactory in form and substance to Investor, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

5.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSINGS.

     The obligations of the Company to Investors under this Agreement are subject to the fulfillment, on or before the Closings, of each of the following conditions by Investor:

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investors contained in Section 3 hereof shall be true and correct in all material respects on and as of the Closings, except those representations and warranties qualified by materiality, which shall be true and correct in all respects, with the same force and effect as though such representations and warranties had been made on and as of the Closings.

     5.2 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States, of any state or any foreign country that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closings. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, the California Commissioner of Corporations, or any commissioner of corporations or similar officer of any other state or foreign country having jurisdiction over this transaction. At the time of the Closings, the

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sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Investor and the Company are subject.

     5.3 CANCELLATION OF PROMISSORY NOTE. The Company hall have received from Bay City Fund I, LLP ("Bay City") (one of the Investors hereunder) satisfactory evidence of the cancellation of that certain $3,000,000 promissory note from the Company in favor of Bay City, dated February, 1998 (the "Note"), as referenced in Schedule A.

     5.4 CANCELLATION OF PRE-PAYMENT. The Company shall have received from PE Corporation (formerly known as The Perkin-Elmer Corporation) ("PE") (one of the Investors hereunder) satisfactory evidence acknowledging the cancellation of $1,000,000 in pre-payments made by PE for future purchases of MGB Oligonucleotides and MGB Intermediates, pursuant to Section 5.11 of that certain License and Supply agreement by and between the Company and PE dated as of the January 11, 1999 (the "License Agreement"), as referenced in Schedule A.

     5.5 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by Investors on or prior to the Closings shall have been performed or complied with in all material respects.

6.   REGISTRATION OF SHARES.

     The Company hereby grants to each of the Investors the registration rights set forth in this Section 6 with respect to the Registrable Securities (as hereinafter defined) owned by such Investors. The Company and the Investors agree that the registration rights provided herein set forth the sole and entire agreement on the subject matter between the Company and the Investors.

     6.1  DEFINITIONS.

          (a) The terms "register," "registered," and "registration" refer to a registration effected by filing with SEC a registration statement (the "Registration Statement") in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

          (b) The term "Registrable Shares" means the Shares issued to the Investors pursuant to this Agreement, as well as the Warrant Shares to be issued to Bay City (as set forth in Schedule A) and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Shares. In the event of any recapitalization by the Company, whether by stock split, reverse stock split, stock dividend or the like, the number of shares of Registrable Shares used throughout this Agreement for various

                                      -10-

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purposes shall be proportionately increased or decreased, provided, however, that any such security shall cease to be a Registrable Share at such time as it is publicly saleable without restriction, pursuant to Rule 144(k) of the SEC, or otherwise.

          (c) The term "Initiating Investors" means any Investor or Investors of not less than fifty percent (50%) of the Registrable Shares held by all of the Investors then outstanding and not registered pursuant to paragraph 6.2 of this Agreement.

     6.2 DEMAND REGISTRATION. If the Company shall receive from the Initiating Investors a written demand (a "Demand Registration") that the Company effect any registration under the Securities Act with respect to all or a part of the Registrable Shares held by the Initiating Investors the Company will (i) as soon as reasonably practicable, give written notice of such request to all Investors;
(ii) use its best efforts to effect such registration as soon as practicable and as will permit or facilitate the sale and distribution of all or such portion of the Initiating Investors' Registrable Shares as are specified in such demand (including any Registrable Shares which are held by Investors, which such Investors request to include in such registration within twenty (20) days after the receipt of the notice given pursuant to (i) above), and (iii) use its best efforts to cause such registration to remain effective until the earlier to occur of the date (A) the Registrable Shares covered thereby have been sold, or
(B) the Investors are able to use Rule 144 of the Securities Act to sell the Shares without restriction, provided that the Company shall not be obligated to take any action to effect any such registration, pursuant to this Section 6.2:

          (a)  At any time prior to six (6) months following the Closings;

          (b)  After the Company has effected one registration pursuant to this
Section 6.2; or

          (c) If the Company shall furnish to the Initiating Investors a certificate signed by the President of the Company, stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed at the date filing would be required, in which case the Company shall have an additional period of not more than 180 days within which to file such Registration Statement.

     6.3 REGISTRATION PROCEDURES. When the Company effects the registration of the Registrable Shares under the Securities Act pursuant to Section 6.2 hereof, the Company will, at its expense, as expeditiously and as reasonably possible, use its reasonable best efforts, to:

          (a) In accordance with the Securities Act and the rules and regulations of the SEC, prepare and file with the SEC a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and

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remain effective for the period described in Section 6.2, and prepare and file with the SEC such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for such period and such Registration Statement and prospectus accurate and complete for such period;

          (b) Furnish to Investors such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as Investor may reasonably request in order to facilitate the public offering of such securities;

          (c) Use its best efforts to register or qualify the securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as Investor may reasonably request within twenty (20) days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

          (d) Notify Investors, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

          (e) Notify Investors promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

          (f) Notify Investors promptly if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and prepare and promptly file with the SEC, and promptly notify Investors of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct such statements or omissions;

          (g) In case any Investor is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the SEC, prepare promptly upon request such amendments or supplements to such Registration Statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

          (h) Advise Investors, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (i) Use its best efforts to obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters with respect to offerings of such type as the Investors may reasonably request; and

          (j) Cause all such securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

     6.4  EXPENSES. With respect to any registration effected pursuant to
Section 6.2 hereof, the Company agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith, provided however, that Investors shall bear all underwriting discounts and commissions, state transfer taxes and brokerage commissions. The fees, costs and expenses of registration to be borne by the Company as provided in this Section 6.4 shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified.

     6.5  INDEMNIFICATION.

          (a) The Company will, and does hereby undertake to, indemnify and hold harmless each Investor, each of such Investor's officers, directors, partners and agents, and each person controlling such Investor, with respect to any registration, qualification, or compliance effected pursuant to this Section 6, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, of the Registrable Shares held by or issuable to such Investor, against all claims, losses, damages, and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, each Investor, each underwriter, and each director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by any of the Investors or underwriter and stated to be specifically for use therein.

          (b) Each Investor will, if Registrable Securities held by or issuable to such Investor are included in such registration, qualification, or compliance, severally and not jointly, indemnify the Company, each of its directors, officers, legal counsel and accountants and each underwriter, if any, of the Company's securities covered by such Registration Statement, each person controlling the Company or such underwriter, within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, and each such underwriter or other person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Investor and stated to be specifically for use therein; provided, however, that the liability of each such Investor hereunder shall be limited to the gross proceeds received by such Investor from the sale of securities under such Registration Statement. In no event will any Investor be required to enter into any agreement or undertaking in connection with any registration under this Section 6 providing for any indemnification or contribution obligations on the part of such Investor greater than such Investor's obligations under this Section 6.

          (c) Promptly after receipt by a party indemnified pursuant to the provisions of paragraph (a) or (b) of this Section 6.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of such Sections 6.5(a) or 6.5(b), notify the indemnifying party of the commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than hereunder unless the failure to give such notice is materially prejudicial to the indemnifying party's ability to defend such action. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and to the extent that it may wish, jointly assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party pursuant to the provisions of Section 6.5(a) or 6.5(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation (except if representation of such indemnified party by counsel to the indemnifying party would be inappropriate due to actual or potential conflicting interests between the indemnified party and any other party represented by such counsel). No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party.

     6.6 REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. The Company shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) of the Exchange Act. The Company acknowledges and agrees that the purposes of the requirements contained in this
Section 6.6 are to enable Investors to comply with the current public information requirement contained in paragraph (c) of Rule 144 should any Investor ever wish to dispose of any of the Registrable Shares without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision).

     6.7 INVESTOR INFORMATION. The Company may require Investors to furnish the Company such information with respect to Investors and the distribution of the Registrable Shares as the Company may from time to time reasonably request in writing as shall be required by law or by the SEC in connection therewith.

     6.8 TRANSFER OF REGISTRATION RIGHTS. The registration rights of the Investors under this Agreement may be transferred (i) in the case of an individual, to any member of the immediate family of such individual or to any trust for the benefit of the individual or any such family member or members,
(ii) to any partner or affiliate of such Investor, (iii) to any transferee provided (1) that the transferee receives the lesser of (A) at least 800,000 Registrable Shares (as constituted on the date hereof) or (B) all of the Registrable Shares held by such Investor; (2) the transferee is bound by the terms of this Agreement; and (3) the Company is given written notice prior to such transfer. Notwithstanding the foregoing, the registration rights of Investors under this Agreement may not be transferred to an entity, or a person controlled by, under common control with or controlling such entity, which is a direct competitor of the Company.

7.   AFFIRMATIVE COVENANTS OF COMPANY

     7.1 ATTENDANCE AT BOARD MEETINGS. So long as PE (or an affiliate of PE) continues to hold at least fifty percent (50%) of the total number of shares of Common Stock originally purchased by PE pursuant to this Agreement, PE will be entitled to appoint a representative (the "PE Representative") to attend all meetings of the Board of Directors of the Company, and the Company will provide the PE Representative with copies of all notices of such meetings and all other written materials provided to the Directors of the Company at the same time as such notices and written materials are provided to the Directors of the Company. PE acknowledges and agrees that the Company's management will have the right to exclude the PE Representative from all or portions of meetings of the Board of Directors, or omit to provide the PE Representative with certain information, if the Company's management believes it is necessary in order to preserve the attorney-client privilege, or fulfill the Company's obligations with respect to confidential or proprietary information of third parties, or if such meeting or information involves matters concerning the Company's relationship or prospective relationship with PE or its affiliates or competitors of PE or its affiliates, or other situations where a director would customarily not participate in a meeting or be provided such information. In addition, PE and the PE Representative will maintain the confidentiality of all information obtained through the PE Representative's position, except to the extent that (i) such information is already in PE's position, (ii) such information becomes public knowledge other than as a result of PE's actions or inactions, (iii) PE rightfully obtains such information subsequently from a third party, (iv) PE develops such information independently and without use of the information provided by the Company or (v) such information is approved in writing for release by the Company.

8.   MISCELLANEOUS.

     8.1 ENTIRE AGREEMENT. This Agreement, the Schedules hereto, and the documents referred to herein constitute the full and entire understanding and agreement between the parties and no party shall be liable or bound to any to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     8.2 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties, representations and agreements of the Company and Investors contained herein shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investors or the Company.

     8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Shares sold hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     8.4 GOVERNING LAW; JURISDICTION AND VENUE; ATTORNEY'S FEES. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed under the laws of the State of Washington without reference to principles of conflicts of laws. The parties hereby consent and agree that the United States District Court for the Western District of Washington will have exclusive jurisdiction over any legal action or proceeding arising out of or relating to this Agreement, and each party consents to the in personam jurisdiction of such courts for the purpose of any such action or proceeding and agrees that venue is proper in such courts. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's and expert witness fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     8.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     8.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     8.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, delivery by nationally recognized overnight courier or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereto, or at such address as such party may designate by ten days advance written notice to the other party.

     8.8 FINDERS' FEES. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Investors from any liability for any commission or compensation in the nature of a finders' fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     8.9 EXPENSES. Irrespective of whether the Closings are effected, the Company and each Investor shall each pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

     8.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding a majority of the Shares purchased hereunder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all the Investors and the securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company. Notwithstanding the foregoing, Section 7.1 of this Agreement shall only be amended or waived by the written consent of PE and the Company.

     8.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and the balance of the Agreement shall be enforceable in accordance with its terms.

     8.12 INFORMATION CONFIDENTIAL. Each Investor acknowledges that the information received by it pursuant hereto is confidential and for such Investor's use only, and it will refrain from using such information or reproducing, disclosing, or disseminating such information to any other person (other than its employees, affiliates, agents, or partners having a need to know the contents of such information and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or it is required by a governmental body to disclose such information.

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Address:                                       EPOCH PHARMACEUTICALS, INC.

12277 134th Court NE, #110
Redmond, Washington  98052                     By:  /s/ William G. Gerber
                                                    ----------------------------
                                                    William G. Gerber,
                                                    Chief Executive Officer

Address:                                       THE BAY CITY CAPITAL FUND I, L.P.

750 Battery Street, Suite 600
San Francisco, California  94111               By:  /s/ Fred Craves
                                                    ----------------------------
                                                    Fred Craves

Address:                                       GRACE BROTHERS LTD.

1560 Sherman Avenue
Evanston, Illinois  60201                      By:  /s/ Bradford T. Whitmore
                                                    ----------------------------
                                                    Bradford T. Whitmore
                                                    General Partner

Address:                                       PE CORPORATION

761 Main Avenue
Norwalk, Connecticut  06859                    By:  /s/ Michael Hunkapiller
                                                    ----------------------------
                                                    Michael W. Hunkapiller
                                                    Senior Vice President

Address:                                       HILSPEN CAPITAL MANAGEMENT

330 Primrose Road, Suite 312
Burlingame, California  941010                 By:  /s/ Robert Duich
                                                    ----------------------------
                                                    Robert Duick
                                                    Chief Operating Officer

Address:                                      Grace Brothers Ltd.

1560 Sherman Avenue
Evanston, Illinois  60201                     By:   /s/ Bradford T. Whitmore
                                                    ----------------------------
                                                    Bradford T. Whitmore
                                                    General Partner

Address:                                      PE Corporation

761 Main Avenue
Norwalk, Connecticut  06859                   By:   /s/ Michael Hunkapiller
                                                    ----------------------------
                                                    Michael W. Hunkapiller
                                                    Senior Vice President

Address:                                      Hilspen Capital Management

330 Primrose Road, Suite 312
Burlingame, California  941010                By:   /s/ Robert Duich
                                                    ----------------------------
                                                    Robert Duich
                                                    Chief Operating Officer